Exhibit 5.1

[Messerli & Kramer P.A. Letterhead]
June 29, 2016

Asure Software, Inc.
110 Wild Basin Road, Suite 100
Austin, TX 78746

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the registration statement on Form S-3 (the “Registration Statement”) filed by Asure Software, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on June 29, 2016 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale from time to time of up to an aggregate offering price of $30,000,000 of (i) one or more series of debt securities of the Company, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”), (ii) one or more series of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (iv) debt warrants to purchase Debt Securities (the “Debt Warrants”) and equity warrants to purchase Preferred Stock or Common Stock (the “Equity Warrants” and together with the Debt Warrants, the “Warrants”) , (v) rights to purchase shares of Common Stock (the “Rights”), and (vi) units consisting of two or more of the Securities (as defined below) (the “Units”). The Debt Securities, Preferred Stock, Common Stock, Warrants, Rights and Units plus any additional Debt Securities, Preferred Stock, Common Stock, Warrants, Rights or Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement are collectively referred to herein as the “Securities.” The Debt Securities and Preferred Stock may be exchangeable for or convertible into other Securities of the Company, including Common Stock or Preferred Stock.

The Securities may be offered and sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”), and supplements to the Prospectus (each, a “Prospectus Supplement”). The Debt Securities may be issued pursuant to an indenture by and between the Company and a financial institution to be identified therein as trustee in the form included as Exhibit 4.9 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent. The Rights may be issued under one or more rights agreements in a form to be filed and incorporated into the Registration Statement (each, a “Rights Agreement”) to be entered into by and between the Company and a bank, trust company or other financial institution to be identified therein as rights agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. The Indenture, each Warrant Agreement, each Rights Agreement and each Unit Agreement are herein collectively called the “Agreements.”

Asure Software, Inc.
June 29, 2016

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.          When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.          When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Restated Certificate of Incorporation, as amended, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.          When the Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular Debt Security have been duly established in accordance with such Indenture and authorized by all necessary corporation action of the Company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.          When a Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Asure Software, Inc.
June 29, 2016

5.          When a Rights Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Rights have been duly established in accordance with such Rights Agreement and authorized by all necessary corporate action of the Company, and the Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Rights Agreement or Rights and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, the Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.          When a Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with such Unit Agreement and authorized by all necessary corporate action of the Company, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Unit Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) waivers of rights or defenses, (iv) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (v) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (vi) the creation, validity, attachment, perfection, or priority of any lien or security interest, (vii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (viii) waivers of broadly or vaguely stated rights, (ix) provisions for exclusivity, election or cumulation of rights or remedies, (x) provisions authorizing or validating conclusive or discretionary determinations, (xi) grants of setoff rights, (xii) proxies, powers and trusts, (xiii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xiv) provisions purporting to make a guarantor primarily liable rather than as a surety, (xv) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xvi) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xvii) any provision to the extent it requires that a claim with respect to the Debt Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (xviii) the severability, if invalid, of provisions to the foregoing effect.

Asure Software, Inc.
June 29, 2016

With your consent, we have assumed (i)  that each of the Agreements, Debt Securities, Warrants, Rights and Units (collectively, the “Documents”) will be duly authorized, executed and delivered by the parties thereto, (ii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iii) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/  Messerli & Kramer P.A.